            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

                              Give the
For this type of account:     SOCIAL SECURITY
                              number of--
-----------------------------------------------
1. An individual's account    The individual
2. Two or more individuals    The actual owner
 (joint account)              of the account
                              or, if combined
                              funds, the first
                              individual on the
                              account(1)
3. Husband and wife           The actual owner
                              of the account
                              or, if
                              joint funds,
                              either person(1)
4. Custodian account of a     The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint     The adult or, if
 account)                     the minor is the
                              only contributor,
                              the minor(1)
6. Account in the name of     The ward, minor,
 guardian or committee for a  or incompetent
 designated ward, minor or    person(3)
 incompetent person
7. a. The usual revocable     The grantor-
      savings trust (grantor  trustee(1)
      is also trustee)
b. So-called trust account    The actual
   that is not a legal or     owner(1)
   valid trust under State
   law


                                                          Give the EMPLOYER
                           For this type of account:      IDENTIFICATION
                                                          number of--
                           ----------------------------------------------------
                            8. Sole proprietorship        The owner(4)
                            account
                            9. A valid trust, estate, or  The legal entity
                             pension trust                (Do not furnish
                                                          the identifying
                                                          number of the
                                                          personal
                                                          representative or
                                                          trustee unless
                                                          the legal entity
                                                          itself is not
                                                          designated in the
                                                          account title)(5)
                           10. Corporate account          The corporation
                           11. Religious, charitable, or  The organization
                             educational organization
                             account
                           12. Partnership account        The partnership
                           13. Association, club, or      The organization
                             other tax-exempt
                             organization
                           14. A broker or registered     The broker or
                            nominee                       nominee
                           15. Account with the           The public entity
                             Department of Agriculture
                             in the name of a public
                             entity (such as a state or
                             local government, school
                             district, or prison) that
                             receives agricultural
                             program payments


------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Substitute Form W-9                                                       PAGE 2
--------------------------------------------------------------------------------

Obtaining a Number
If you don't have a taxpayer            . Payments described in section
identification number or you don't        6049(b)(5) to nonresident
know your number, obtain Form SS-5,       aliens.
Application for a Social Security       . Payments on tax-free covenant bonds
Number Card, or Form SS-4, Application    under section 1451.
for                                       Payments made by certain foreign
                                        . organizations.
Employer Identification Number, at the
local office of the                     .
                                          Payments made to a nominee.
Social Security Administration or the   Exempt payees described above should
Internal Revenue Service and apply for  file Form W-9 to
a number.                               avoid possible erroneous backup
                                        withholding. FILE THIS
Payees Exempt from Backup Withholding   FORM WITH THE PAYER, FURNISH YOUR
Payees specifically exempted from       TAXPAYER
backup withholding on                   IDENTIFICATION NUMBER, WRITE "EXEMPT"
ALL payments include the following:     ON THE FACE
 .                                       OF THE FORM, AND RETURN IT TO THE
 A corporation.                         PAYER, IF THE
 .A financial institution.
 .An organization exempt from tax        PAYMENTS ARE INTEREST, DIVIDENDS, OR
 under section 501(a), or               PATRONAGE
 an individual retirement plan.         DIVIDENDS, ALSO SIGN AND DATE THE
                                        FORM.
 .The United States or any agency or      Certain payments other than interest,
 instrumentality thereof.               dividends, and
 A State, the District of Columbia, a
 .possession of the                      patronage dividends that are not
 United States, or any subdivision or   subject to information
 instrumentality thereof.               reporting are also not subject to
                                        backup withholding. For
                                      A foreign government, a political
 .                                     subdivision of a foreign government,
                                      or any agency or instrumentality
                                      thereof.
                                        details, see the regulations under
 An international organization or any   sections 6041, 6041A(a),
 .agency, or                             6045, and 6050A.
 instrumentality thereof.               Privacy Act Notice.--Section 6109
 .A registered dealer in securities or   requires most recipients
 commodities registered                 of dividend, interest, or other
 in the U.S. or a possession of the     payments to give taxpayer
 U.S.                                   identification numbers to payers who
 A real estate investment trust.        must report the
 .
 .
 A common trust fund operated by a      payments to IRS. IRS uses the numbers
 bank under section                     for identification
 584(a).                                purposes. Payers must be given the
 .An exempt charitable remainder         numbers whether or not
 trust, or a non-exempt                 recipients are required to file tax
 trust described in section             returns. Beginning January
 4947(a)(1).                            1, 1984, payers must generally
                                        withhold 20% of taxable
                            An entity registered at all times
 .                           under the Investment
 Company Act of 1940.                   interest, dividend, and certain other
 .A foreign central bank of issue.       payments to a payee
 Payments of dividends and patronage    who does not furnish a taxpayer
 dividends not                          identification number to a
                                        payer. Certain penalties may also
                                        apply.
 generally subject to backup
 withholding include the following:     Penalties
 Payments to nonresident aliens
 .subject to withholding                 (1) Penalty for Failure to Furnish
 under section 1441.                    Taxpayer Identification
                                        Number.--If you fail to furnish your
 .                                       taxpayer identification
 Payments to partnerships not engaged
 in a trade or                          number to a payer, you are subject to
 business in the U.S. and which have    a penalty of $50 for
 at least one                           each such failure unless your failure
 nonresident partner.                   is due to reasonable
                                        cause and not to willful neglect.
 Payments of patronage dividends        (2) Failure to Report Certain Dividend
 where the amount                       and Interest
 received is not paid in money.         Payments.--If you fail to include any
                                        portion of an includible
 .
 Payments made by certain foreign       payment for interest, dividends, or
 organizations.                         patronage dividends in
 .Payments made to a nominee.            gross income, such failure will be
 Payments of interest not generally     treated as being due to
 subject to backup                      negligence and will be subject to a
 withholding include the following:     penalty of 5% on any
 .                                       portion of an under-payment
                                        attributable to that failure unless
 Payments of interest on obligations    there is clear and convincing evidence
 issued by individuals.                 to the contrary.
                                        (3) Civil Penalty for False
 Note: You may be subject to backup     Information With Respect to
 withholding if this                    Withholding.--If you make a false
 interest is $600 or more and is paid   statement with no
 in the course of the                   reasonable basis which results in no
 payer's trade or business and you      imposition of backup
 have not provided your correct         withholding, you are subject to a
 taxpayer identification number to      penalty of $500.
 the payer.                             (4) Criminal Penalty for Falsifying
                                        Information.--
 .Payments of tax-exempt interest        Falsifying certifications or
 (including exempt interest dividends   affirmations may subject you to
 under section 852).                    criminal penalties including fines
                                        and/or imprisonment.
                                          FOR ADDITIONAL INFORMATION CONTACT
                                                       YOUR TAX
                                          CONSULTANT OR THE INTERNAL REVENUE
                                                        SERVICE